Telesis Technology Corporation Exploring American Stock Exchange Listing.

Palmetto, Florida – September 14th, 2005 – Telesis Technology Corporation (OTC: TLST) today announced that its Board of Directors has authorized Company Management to explore, evaluate and retain any partner or legal firms to assist the company towards obtaining a possible listing on the American Stock Exchange® (AMEX).  The prospective partner firm will assist and guide Telesis in meeting all the necessary listing requirements in order for the company's common stock to begin trading on the AMEX.  The preparation for listing including meeting the shareholders' equity and share price requirements, as well as assist with completing the necessary applications. In approving this initiative, the Company stated that it believes its stock is significantly undervalued.

Commenting on the anticipated initiative, Mr. Hasit Vibhakar, CEO stated, "The move to AMEX is part of our long-term financial plan to increase liquidity and value for our shareholders and to attract institutional investors.  Our decision to adopt this prospective long term program reflects our commitment to enhance shareholder value.  TLST is currently significantly undervalued. "

As a self-regulating organization, the AMEX www.amex.com  maintains extraordinary integrity. By combining a specialist-based auction market with state-of-the-art trading technology - the foundation of a fair, efficient and accountable marketplace - all trades are executed swiftly, with reliability, accuracy and transparency

About Telesis Technology Corporation

Telesis Technology Corporation is a Federal Aerospace and Defense Contractor.  Telesis Technology Corporation has several operating divisions with main locations in Palmetto, Florida, and Superior, Nebraska.  Company information can be obtained at http://www.telesistechnology.com

"Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve risks and uncertainties. Statements in this press release other than statements of historical fact are forward-looking statements that are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. You should not place undue reliance on forward-looking statements, because they involve these risks and uncertainties. You should independently investigate and fully understand all risks before making investment decisions.

Contact:

Investor Relations

Hasit Vibhakar

Telesis Technology Corporation

941-795-7441 ext: 228

ir@telesistechnology.com